UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 24, 2017

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Unified Grocers, Inc. held its annual meeting of shareholders on February 24, 2017. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. The purpose of the annual meeting was to elect the Board of Directors for the ensuing year, to consider an advisory vote on executive compensation, and to consider an advisory vote on the frequency of the advisory vote on executive compensation.

The final results of the votes are:

1.	Election of directors to the Board of Directors.

Class A Directors	Votes For	Withheld Authority
Bradley A. Alford	82,600	8,400
Louis A. Amen	81,900	9,100
John Berberian	82,250	8,750
Vache Fermanian	82,600	8,400
Richard E. Goodspeed	82,600	8,400
Paul Kapioski	82,600	8,400
Mark Kidd	82,600	8,400
John D. Lang	82,600	8,400
Roger M. Laverty	82,250	8,750
Jay T. McCormack	81,900	9,100
G. Robert McDougall	82,600	8,400
John Najjar	82,600	8,400
Gregory A. Saar	82,600	8,400
Thomas S. Sayles	81,900	9,100
Michael S. Trask	82,600	8,400
Kenneth Ray Tucker	82,600	8,400

Class B Directors	Votes For	Withheld Authority
Oscar Gonzalez	279,665	8,622
Darioush Khaledi	279,665	8,622
Mimi R. Song	279,665	8,622

2.	Approval, by a non-binding advisory vote, of executive compensation.

Votes For	Votes Against	Abstain
53,200	20,650	17,500

3.	Approval, by a non-binding advisory vote, of the frequency of future advisory votes on executive compensation to be every three years.

Votes for 1 Year	Votes for 2 Year	Votes for 3 Year	Abstain
29,400	3,500	42,000	16,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2017	UNIFIED GROCERS, INC.

	By	/s/ Mary M. Kasper
Mary M. Kasper
Senior Vice President, General Counsel and Secretary